Exhibit (h)(1)

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                            MUNIHOLDINGS FUND, INC.


                           (a Maryland corporation)


                                  $15,000,000
                        Auction Market Preferred Stock


                             600 Shares, Series C

                  (Liquidation Preference $25,000 Per Share)


                              PURCHASE AGREEMENT



                              Dated: [___], 2005

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                                             TABLE OF CONTENTS

                                                                                                            Page

SECTION 1.  Representations and Warranties...................................................................3

   (a)  Representations and Warranties by the Fund and the Investment Adviser................................3

   (b)  Additional Representations of the Investment Adviser.................................................9

   (c)  Officers' Certificates..............................................................................10

SECTION 2.  Sale and Delivery to the Underwriter; Closing...................................................11

   (a)  Purchase Price......................................................................................11

   (b)  Payment.............................................................................................11

   (c)  Denominations; Registration.........................................................................11

SECTION 3.  Covenants of the Fund...........................................................................11

   (a)  Compliance with Securities Regulations and Commission Requests......................................11

   (b)  Filing of Amendments................................................................................12

   (c)  Delivery of Registration Statements.................................................................12

   (d)  Delivery of Prospectus..............................................................................12

   (e)  Continued Compliance with Securities Laws...........................................................12

   (f)  Blue Sky Qualifications.............................................................................13

   (g)  Rule 158............................................................................................13

   (h)  Use of Proceeds.....................................................................................13

   (i)  Subchapter M........................................................................................13

   (j)  Restrictions on Sale of Shares......................................................................13

   (k)  Reporting Requirements..............................................................................14

   (l)  Rule 462(b) Registration Statement..................................................................14

   (m) No Manipulation of Market for the Shares.............................................................14

SECTION 4.  Covenants of the Underwriter....................................................................14

SECTION 5.  Payment of Expenses.............................................................................15

   (a)  Expenses............................................................................................15

   (b)  Termination of Agreement............................................................................15

SECTION 6.  Conditions of Underwriter's Obligations.........................................................15

   (a)  Effectiveness of Registration Statement.............................................................15

   (b)  Opinion of Counsel for the Fund and the Underwriter.................................................15

                                                      i
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                                             Table of Contents
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                                                (continued)
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
   (c)  Opinion of Senior Attorney of the Investment Adviser................................................15

   (d)  Officers' Certificates..............................................................................15

   (e)  Accountant's Comfort Letter.........................................................................16

   (f)  Bring-down Comfort Letter...........................................................................16

   (g)  Ratings Letters.....................................................................................16

   (h) Asset Coverage.......................................................................................16

   (i)  Additional Documents................................................................................16

   (j)  Termination of Agreement............................................................................17

SECTION 7.  Indemnification.................................................................................17

   (a)  Indemnification of the Underwriter..................................................................17

   (b) Indemnification of Fund, Investment Adviser, General Partner,
   and Directors and Officers...............................................................................18

   (c)  Actions against Parties, Notification...............................................................18

   (d)  Settlement without Consent if Failure to Reimburse..................................................19

SECTION 8.  Contribution....................................................................................19

SECTION 9.  Representations, Warranties and Agreements to Survive Delivery..................................20

SECTION 10.  Termination of Agreement.......................................................................20

   (a)  Termination; General................................................................................20

   (b)  Liabilities.........................................................................................21

SECTION 11.  Notices........................................................................................21

SECTION 12.  Parties........................................................................................21

SECTION 13.  Governing Law and Time.........................................................................21

SECTION 14.  No Fiduciary Relationship......................................................................22

SECTION 15.  Effect of Headings.............................................................................22


                                                      ii
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EXHIBITS
Exhibit A   -   Form of Opinion of Fund's Counsel
Exhibit B   -   Form of Opinion of Senior Attorney of the Investment Adviser
Exhibit C   -   Form of Accountant's Comfort Letter

                            MUNIHOLDINGS FUND, INC.
                           (a Maryland corporation)

                                  $15,000,000
                        Auction Market Preferred Stock


                             600 Shares, Series C



                  (Liquidation Preference $25,000 Per Share)

                              PURCHASE AGREEMENT

                                                                   [___], 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

         MuniHoldings Fund, Inc., a Maryland corporation (the "Fund"), and Fund Asset Management, L.P., a Delaware limited partnership (the "Investment Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter" or "Merrill Lynch"), with respect to the issue and sale by the Fund and the purchase by the Underwriter of 600 shares of Auction Market Preferred Stock, Series C ("Series C AMPS"), with a par value of $.10 per share and a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared), of the Fund (the "Shares").

         The Fund understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

         The Fund has filed with the Securities and Exchange Commission (the "Commission") a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and a registration statement on Form N-2 (Nos. 333-[ ], 811-08081), including the related preliminary prospectus and preliminary statement of additional information, for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act, and the rules and regulations of the Commission under the 1933 Act and the Investment Company Act (together, the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. Promptly after execution and delivery of this Agreement, the Fund will either (i) prepare and file a prospectus and statement of additional information in accordance with the provisions of paragraph (c) of Rule 497 ("Rule 497(c)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or a certificate in accordance with the provisions of paragraph (j) of Rule 497 ("Rule 497(j)") of the 1933 Act Regulations, (ii) prepare and file a prospectus and statement of additional information in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations and paragraph (h) of Rule 497 ("Rule 497(h)") of the 1933 Act Regulations, or (iii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497(h). The information included in any such prospectus and statement of additional information or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus and statement of additional information used before such registration statement became effective, and any prospectus and statement of additional information that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus/statement." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus and final statement of additional information in the form first furnished to the Underwriter for use in connection with the offering of the Shares is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus/statement dated [ ], 2005, together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus/statement, the Prospectus, or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus/statement, or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus/statement, or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Fund and the Investment Adviser. The Fund and the Investment Adviser each severally represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof and as of the Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Fund meets the requirements for use of Form N-2 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Fund or the Investment Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. If required, the Fund has received any orders exempting the Fund from any provisions of the Investment Company Act.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time the Registration Statement, the Rule 462(b) Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the Investment Company Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus, nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Underwriter expressly for use in the Registration Statement or in the Prospectus. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                  Each preliminary prospectus/statement and the prospectus and statement of additional information filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497(c) or Rule 497(h) under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus/statement and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Fund has complied or will comply with the requirements of Rule 111, under the 1933 Act Regulations relating to the payment of filing fees thereof.

                  (ii) Independent Registered Public Accounting Firm. The accountants who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement are from an independent registered public accounting firm as required by the 1933 Act and the Rules and Regulations.

                  (iii) Financial Statements. The financial statements, included or incorporated by reference in the Registration Statement and Prospectus, together with the related schedules and notes, present fairly the financial position of the Fund at the date indicated and said statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Prospectus under the headings "Financial Highlights," "Capitalization," "Portfolio Composition" and "Description of Capital Stock" has been fairly presented.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein,
         (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund and (C) except for regular monthly dividends on the outstanding shares of common stock, par value $.10 per share (the "Common Stock"), of the Fund and periodic distributions on the outstanding shares of Auction Market Preferred Stock, with a liquidation preference of $25,000 per share (the "Outstanding AMPS"), of the Fund pursuant to the terms of the Outstanding AMPS, and special year end distributions on the Common Stock and Outstanding AMPS related to the Fund's qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

                  (v) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Subsidiaries. The Fund has no subsidiaries.

                  (vii) Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no director of the Fund is an "interested person" (as defined in the Investment Company Act) of the Fund or an "affiliated person" (as defined in the Investment Company Act) of the Underwriter.

                  (viii) Capitalization. The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus under the caption "Description of Capital Stock." All issued and outstanding shares of Common Stock and Outstanding AMPS have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Fund's charter, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including without limitation, federal and state securities laws); none of the outstanding shares of Common Stock or Outstanding AMPS of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

                  (ix) Investment Company Act. The Fund is registered with the Commission under the Investment Company Act as a closed-end, non-diversified, management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated, to the knowledge of the Fund and the Investment Adviser, or threatened by the Commission.

                  (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Fund.

                  (xi) Authorization and Description of Shares. The Shares to be purchased by the Underwriter from the Fund have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement, and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in this Agreement will be validly issued, fully paid and non-assessable; the Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

                  (xii) Absence of Defaults and Conflicts. The Fund is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Fund is a party or by which it or its properties may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Custody Agreement, the Auction Agent Agreement and the Letter of Representations referred to in the Registration Statement (as used herein, the "Advisory Agreement", the "Custody Agreement," the "Auction Agreement" and the "Letter of Representations," respectively) and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or the by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

                  (xiii) Authorization of Agreements. Each of this Agreement, the Advisory Agreement and the Custody Agreement has been duly authorized, executed and delivered by the Fund, and each complies with all applicable provisions of the Investment Company Act. Each of the Auction Agreement and the Letter of Representations has been duly authorized for execution and delivery by the Fund and, when executed and delivered by the Fund, will constitute a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equitable principles.

                  (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Investment Adviser, threatened against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xv) Subchapter M Compliance. The Fund intends to, and will, direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Code, and the Fund qualifies and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

                  (xvi) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or the Investment Company Act or the Rules and Regulations.

                  (xvii) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the Investment Company Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the Investment Company Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xviii) Absence of Undisclosed Payments. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (xix) Material Agreements. This Agreement, the Advisory Agreement, the Custody Agreement and the Auction Agent Agreement have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the Investment Company Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Advisory Agreement, the Custody Agreement and the Auction Agent Agreement, each of the Advisory Agreement, the Custody Agreement and the Auction Agent Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

                  (xx) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

                  (xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the Investment Company Act or the Rules and Regulations which have not been so described and filed as required.

                  (xxii) Possession of Intellectual Property. The Fund owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1934 Act or the Investment Company Act or the Rules and Regulations and foreign or state securities laws or under the rules of the NASD (formerly, the National Association of Securities Dealers, Inc.).

                  (xxiv) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxv) NYSE Listing. The Fund's shares of Common Stock are duly listed on the New York Stock Exchange ("NYSE").

                  (xxvi) Ratings. The Shares have been, or prior to the Closing Date will be, assigned a rating of Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's ("S&P").

                  (xxvii) Leverage. The Fund has no liability for borrowed money, including under any reverse repurchase agreement.

         (b) Additional Representations of the Investment Adviser. The Investment Adviser represents and warrants to the Underwriter as of the date hereof and as of the Representation Date as follows:

                  (i) Organization and Authority of Investment Adviser. The Investment Adviser has been duly organized as a limited partnership under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement and the Prospectus.

                  (ii) Investment Advisers Act. The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Fund as contemplated by the Registration Statement and the Prospectus.

                  (iii) Description of Investment Adviser. The description of the Investment Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the Investment Company Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iv) Capitalization. The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus, this Agreement and under the Advisory Agreement.

                  (v) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Investment Adviser; the Advisory Agreement has been duly authorized, executed and delivered by the Investment Adviser, and constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equitable principles; and neither the execution and delivery of this Agreement or the Advisory Agreement, nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the certificate of formation, the operating agreement, or other organizational documents of the Investment Adviser, or the Investment Adviser's knowledge by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement and the Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the Investment Company Act, the 1934 Act or state securities laws.

                  (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its respective obligations under this Agreement and the Advisory Agreement.

                  (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Adviser, threatened against or affecting the Investment Adviser or any "affiliated person" of the Investment Adviser (as such term is defined in the Investment Company
         Act) or any partners, trustees, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

                  (viii) Absence of Violation or Default. The Investment Adviser is not in violation of its certificate of formation, its operating agreement or other organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a Material Adverse Effect on the Investment Adviser's ability to function as an investment adviser or perform its obligations under the Advisory Agreement.

         (c) Officers' Certificates. Any certificate signed by any officer of the Fund or any officer of the Investment Adviser delivered to the Underwriter or to counsel for the Fund and the Underwriter shall be deemed a representation and warranty by the Fund or the Investment Adviser, as the case may be, to the Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to the Underwriter; Closing.

         (a) Purchase Price. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Fund agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Fund the Shares at the price per share set forth in Schedule A.

         (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Fund, at 9:00 A.M. (Eastern time) on the second (third, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Fund (such time and date of payment and delivery herein being referred to as "Closing Time").

         Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Underwriter of certificates for the Shares to be purchased by it.

         (c) Denominations; Registration. The Shares shall be represented by certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company. The certificates for the Shares will be made available for examination by the Underwriter not later than 10:00 A.M. on the last business day prior to Closing Time.

         SECTION 3. Covenants of the Fund. The Fund covenants with the Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) if any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus/statement, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and
(v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act or the initiation of any proceeding for that purpose. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment. The Fund will promptly effect the filings necessary pursuant to Rule 497(c), Rule 497(j) or Rule 497(h) and will take such steps as it deems necessary to ascertain promptly whether the certificate transmitted for filing under Rule 497(j) or the form of prospectus and statement of additional information transmitted for filing under Rule 497(c) or Rule 497(h) was received for filing by the Commission and, in the event that it was not, it will promptly file such certificate or prospectus and statement of additional information.

         (b) Filing of Amendments. The Fund will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment or filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus or statement of additional information included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Investment Company Act, the 1933 Act, or otherwise, and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel to the Underwriter and the Fund shall object.

         (c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Underwriter and counsel to the Underwriter and the Fund, without charge, signed copies of the notification of registration on Form N-8A and Registration Statement as originally filed and of each amendment thereto, (including exhibits filed therewith, or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter a conformed copy, without charge, of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectus. The Fund has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus/statement as the Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof field with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the Investment Company Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Underwriter and the Fund, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         (f) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Fund will timely file such reports pursuant to the 1933 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Subchapter M. The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

         (j) Restrictions on Sale of Shares. During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any senior security of the Fund, as defined in Section 18 of the Investment Company Act, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of senior securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of senior securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) transactions as contemplated in the Registration Statement where the Fund has segregated cash, cash equivalents or liquid securities at the Fund's custodian having a market value at all times at least equal to the amount of such senior securities.

         (k) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act and the 1934 Act within the time periods required by the Investment Company Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

         (l) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

         (m) No Manipulation of Market for the Shares. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares, and (b) until the Closing Date (i) sell, bid for or purchase the Shares or pay any person (other than the Underwriter) any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (other than payments to broker-dealers in connection with the auctions of the Outstanding AMPS).

         SECTION 4. Covenants of the Underwriter. The Underwriter covenants and agrees with the Fund that no later than the second business day succeeding Closing Time, it will provide the Fund and the Auction Agent (as defined in the Prospectus) with a listing of Existing Holders (as defined in the Prospectus) of Shares, the number of shares held by each such Existing Holder and the number of Shares it is holding as Underwriter as of the date of such notice. SECTION 5. Payment of Expenses.

         (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisers, (v) the qualification of the Shares under the securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriter and the Fund in connection therewith, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus/statement, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Shares, and (viii) the fees charged by rating agencies rating the Shares.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Fund or the Investment Adviser shall reimburse, or arrange for an affiliate to reimburse, the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Fund and the Underwriter.

         SECTION 6. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Fund and the Investment Adviser contained in Section 1 hereof, or in the certificates of any officer of the Fund and the Investment Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Investment Adviser of their respective covenants and obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement including any Rule 462(b) Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter and the Fund. Either (i) a certificate has been filed with the Commission in accordance with Rule 497(j) or a prospectus and statement of additional information have been filed with the Commission in accordance with Rule 497(c), or (ii) a prospectus and statement of additional information containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497(h) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497(h).

         (b) Opinion of Counsel for the Fund and the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel to the Fund and the Underwriter, to the effect set forth in Exhibit A hereto.

         (c) Opinion of Senior Attorney of the Investment Adviser. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Andrew J. Donohue, Esq., General Counsel of the Investment Adviser, or another senior attorney of the Investment Adviser, in form and substance satisfactory to counsel to the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

         (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Underwriter shall have received (A) a certificate of the President or a Vice President of the Fund, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,

(iii) the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the officer's knowledge, are contemplated by the Commission and
(B) a certificate of the President or a Vice President of the Investment Adviser, dated as of Closing Time, to the effect that (i) there has been no such material change, (ii) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Investment Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Investment Adviser, whether or not arising in the ordinary course of business.

         (e) Independent Registered Public Accounting Firm's Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in independent registered public accounting firms' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriter may reasonably request.

         (f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter, furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to shall be a date not more than three business days prior to Closing Time.

         (g) Ratings Letters. Subsequent to the execution and delivery of this Agreement and prior to Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that indicates anything other than a stable outlook, in the rating accorded any securities of or guaranteed by the Fund by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and prior to Closing Time, S&P and Moody's shall have confirmed by letter that the Shares have been rated AAA and Aaa, respectively, by such agencies.

         (h) Asset Coverage. As of the Closing Date and assuming the receipt of the net proceeds from the sale of the Shares, the 1940 Act AMPS Asset Coverage and the AMPS Basic Maintenance Amount (each as defined in the Fund's articles supplementary creating the Shares) each will be met.

         (i) Additional Documents. At Closing Time, counsel to the Fund and the Underwriter shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel to the Fund and the Underwriter.

         (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriter by notice to the Fund at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9 and 12 shall survive any such termination and remain in full force and effect.

         SECTION 7. Indemnification.

         (a) Indemnification of the Underwriter. The Fund and the Investment Adviser jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 25 of the 1934 Act and any director, officer, employee or affiliate thereof as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus/statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the indemnifying party; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus/statement or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Fund, Investment Adviser, General Partner, and Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Fund, the Investment Adviser, the directors of the Fund, the general partner of the Investment Adviser, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information, if applicable, or in any preliminary prospectus/statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus/statement or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties, Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Fund and the Investment Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 8. Contribution. If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriter on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund, and the total underwriting commission received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

         The relative fault of the Fund and the Investment Adviser on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund and the Investment Adviser or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Fund, the Investment Adviser and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Fund and the Investment Adviser, respectively, each officer of the Fund who signed the Registration Statement and each person, if any, who controls the Fund and the Investment Adviser within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Fund and the Investment Adviser.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or of the Investment Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Fund or the Investment Adviser and shall survive delivery of the Shares to the Underwriter.

         SECTION 10. Termination of Agreement.

         (a) Termination; General. The Underwriter may terminate this Agreement by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Investment Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the NYSE or such other national securities exchange upon which the Fund's securities trade, or if trading generally on the NYSE or the American Stock Exchange or in the Nasdaq National Market System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9 and 12 shall survive such termination and remain in full force and effect.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080, Attention: Equity Capital Markets; notices to the Fund and the Investment Adviser shall be directed to 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attention: Donald C. Burke.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Fund, the Investment Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Fund, the Investment Adviser and their respective successors and the controlling persons and officers, directors and general partner referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Fund and the Investment Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. No Fiduciary Relationship. The Fund acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Fund on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund, or its stockholders, creditors, employees or any other party, (iii) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Fund on other matters) and the Underwriter has no obligation to the Fund with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Fund and the Investment Adviser in accordance with its terms.

                                          Very truly yours,

                                          MUNIHOLDINGS FUND, INC.


                                          By:___________________________________
                                              Authorized Officer



                                          FUND ASSET MANAGEMENT, L.P.

                                          By: PRINCETON SERVICES, INC.,
                                              General Partner


                                          By:___________________________________
                                              Authorized Officer


CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:___________________________________
   Authorized Signatory

                                  SCHEDULE A
                                  ----------


                            MUNIHOLDINGS FUND, INC.
                           (a Maryland corporation)

                                  $15,000,000


                        Auction Market Preferred Stock

                             600 Shares, Series C




                  (Liquidation Preference $25,000 per share)


         1. The initial public offering price per share for the Shares, determined as provided in Section 2 hereof shall be $25,000 plus accumulated dividends, if any, from the date of original issue.

         2. The purchase price per share for the Shares to be paid by the Underwriter shall be $24,750 plus accumulated dividends, if any, from the date of original issue, being an amount equal to the initial public offering price set forth above less $250 per share.

         3. The dividend rate for the Series C AMPS for the initial dividend period ending [ ], 2005, shall be [ ]%.

                                                                     Exhibit A


                       FORM OF OPINION OF FUND'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 6(b)


1. The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The Fund has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

3. The Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

4. The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus under the caption "Description of Capital Stock." The outstanding shares of Common Stock of the Fund and the Outstanding AMPS have been duly authorized and validly issued and are fully paid and non-assessable.

5. The Shares to be purchased by the Underwriter from the Fund pursuant to the Purchase Agreement have been duly authorized for issuance and sale to the Underwriter and, when issued and delivered by the Fund to the Underwriter pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable, and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.

6. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

7. To the best of our knowledge, the Fund does not have any subsidiaries.

8. The Purchase Agreement has been duly authorized, executed and delivered by the Fund and complies with all applicable provisions of the Investment Company Act.

9. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the certificate pursuant to Rule 497(j) or the Prospectus pursuant to Rule 497(c) or Rule 497(h), as the case may be, has been made in the manner and within the time period required by Rule 497(j), Rule 497(c) or Rule

497(h), as the case may be; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

10. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates, complied as to form in all material respects (other than the financial statements and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) with the requirements of the 1933 Act, the Investment Company Act and the rules and regulations of the Commission under the 1933 Act and the Investment Company Act (the "Rules and Regulations").

11. The form of certificate(s) used to evidence the Shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the charter and by-laws of the Fund.

12. To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Fund is a party, or to which the property of the Fund is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Fund of its obligations thereunder, other than those disclosed in the Prospectus.

13. The information in the Prospectus under "Description of AMPS," "Description of Capital Stock," and "Taxes" and in the Registration Statement under Item 30, to the extent that it constitutes matters of law, summaries of legal matters, the Fund's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

14. To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

15. All descriptions in the Prospectus of contracts and other documents to which the Fund is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

16. To the best of our knowledge, the Fund is not in violation of its charter or by-laws and no default by the Fund exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

17. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1934 Act, the Investment Company Act, the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery by the Fund of the Purchase Agreement, the Advisory Agreement, the Custody Agreement, the Auction Agreement and the Letter of Representations or for the offering, issuance, sale or delivery of the Shares.

18. The Advisory Agreement and the Custody Agreement have each been duly authorized and approved by the Fund and comply as to form in all material respects with all applicable provisions of the Investment Company Act, and each has been duly executed and delivered by the Fund.

19. Each of the Auction Agreement and the Letter of Representations has been duly authorized, executed and delivered by the Fund, and each constitutes a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equitable principles.

20. The Fund is registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, and all required action has been taken by the Fund under the 1933 Act, the Investment Company Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares pursuant to the Purchase Agreement; the provisions of the charter and the by-laws of the Fund comply as to form in all material respects with the requirements of the Investment Company Act; and, to the best of our knowledge and information, no order of suspension or revocation of such registration under the Investment Company Act, pursuant to
Section 8(e) of the Investment Company Act, has been issued or proceedings therefor initiated or threatened by the Commission.

21. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Shares, and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its properties, assets or operations.

22. The Investment Adviser has been duly organized as a limited partnership under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement and in the Prospectus.

23. The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations of the Commission under the Advisers Act or the Investment Company Act, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Registration Statement and the Prospectus.

24. The Purchase Agreement and the Advisory Agreement have been duly authorized, executed and delivered by the Investment Adviser, and the Advisory Agreement constitutes valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles.

         We have endeavored to see that the Registration Statement and the Prospectus comply with the 1933 Act and the Investment Company Act and the Rules and Regulations relating to registration statements on Form N-2 and related prospectuses, but we cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained in the Registration Statement or in the Prospectus. Nothing, however, has come to our attention that has caused us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates and written statements of responsible officers of and accountants for the Fund, the Investment Adviser and Princeton Services and of public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     Exhibit B


           FORM OF OPINION OF THE GENERAL COUNSEL OR SENIOR ATTORNEY
                   OF THE INVESTMENT ADVISER TO BE DELIVERED
                           PURSUANT TO SECTION 6(c)

         To the best of my knowledge and information, neither the execution and delivery of the Purchase Agreement or the Advisory Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound, or any law, order, rule or regulation applicable to the Investment Adviser of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations.

                                                                     Exhibit C

            FORM OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S
                    COMFORT LETTER PURSUANT TO SECTION 6(e)

         (1) We are an independent registered public accounting firm with respect to the Fund within the meaning of the 1933 Act, Investment Company Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States);

         (2) In our opinion the financial statements audited by us and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the Investment Company Act and the related rules and regulations adopted by the Commission;

         Such independent registered public accounting firm shall also state that they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, made inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that during the period from the date of the audited financial statements included or incorporated by reference in the Registration Statement to a specified date not more than three days prior to the date of the Purchase Agreement, there was any change in the capital stock (other than by reason of the issuance of shares of common stock in connection with the Fund's dividend reinvestment plan, as specified in such letter) or decrease in net assets of the Fund or any increase in the long-term debt of the Fund, as compared with amounts shown on the audited financial statements included or incorporated by reference in the Registration Statement, except for changes which the Registration Statement discloses have occurred or may occur; and in addition, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which previously have been specified by such independent registered public accounting firm and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.


                                      C-1